The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated January 16, 2026

JPMorgan Chase Financial Company LLC	January 2026

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated January      , 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the S&P 500® Index on the first determination date is greater than or equal to its initial index value, for an early redemption payment that will correspond to a return of at least approximately 8.00% per annum. At maturity, if the securities have not previously been automatically redeemed and the final index value of each underlying index is greater than or equal to 70% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will correspond to a return of at least approximately 8.00% per annum. If, however, the securities have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worse performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlying indices closes at or above its initial index value on the first determination date or at or above its downside threshold level on the final determination date. Because all payments on the securities are based on the worse performing of the underlying indices, a decline of either underlying index below its downside threshold will result in a significant loss of your initial investment, even if the other underlying index appreciates or has not declined as much. Investors will not participate in any appreciation of either underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	EURO STOXX 50® Index (Bloomberg ticker: SX5E Index) (the “SX5E Index”) and S&P 500® Index (Bloomberg ticker: SPX Index) (the “SPX Index”) (each, an “underlying index”)
Aggregate principal amount:	$
Automatic early redemption:	If, on the first determination date, the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the redemption date.
Early redemption payment:	The early redemption payment will be at least $1,080.00 (equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum). The actual early redemption payment will be provided in the pricing supplement. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
• If the final index value of each underlying index is greater than or equal to its downside threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum, or at least $1,160.00. The actual maturity redemption payment will be provided in the pricing supplement.
• If the final index value of either underlying index is less than its downside threshold level:

(i) the stated principal amount multiplied by (ii) the index performance factor of the worse performing underlying index

Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	January , 2026 (expected to price on or about January 23, 2026)
Original issue date (settlement date):	January , 2026 (3 business days after the pricing date)
Maturity date*:	January 27, 2028
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00(2)	$981.25
		$3.75(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $15.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $3.75 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the

accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

If the securities priced today, the estimated value of the securities would be approximately $937.30 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $910.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

January 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Terms continued from previous page:

Downside threshold level:	With respect to the SX5E Index: , which is equal to 70% of its initial index value With respect to the SPX Index: , which is equal to 70% of its initial index value
Initial index value:	With respect to the SX5E Index: , which is its closing level on the pricing date With respect to the SPX Index: , which is its closing level on the pricing date
Final index value:	With respect to each underlying index, its closing level on the final determination date
Worse performing underlying index:	The underlying index with the worse index performance factor
Index performance factor:	With respect to each underlying index, its final index value divided by its initial index value
Determination dates*:	February 1, 2027 and January 24, 2028 (the final determination date)
Redemption date*:	February 4, 2027
CUSIP/ISIN:	46660J4N9 / US46660J4N99
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a

Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

January 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Investment Summary

The Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028 Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will correspond to a return of at least approximately 8.00% per annum of the stated principal amount per security. The actual early redemption payment will be provided in the pricing supplement. If the closing level of each underlying index is greater than or equal to its initial index value on the first determination date, the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than or equal to 70% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum, or at least $1,160.00. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the level of the worse performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the index performance factor of the worse performing underlying index, which will be less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

Any values of the underlying indices, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

January 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will correspond to a return of at least approximately 8.00% per annum of the stated principal amount per security if the closing level of each underlying index is greater than or equal to its initial index value on the first determination date. The actual early redemption payment will be provided in the pricing supplement. If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than 70% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum, or at least $1,160.00. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the level of the worse performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On the first determination date, the closing level of each underlying index is greater than or equal to its initial index value.

▪    The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum. No further payments will be made on the securities once they have been redeemed.

▪    Investors will not participate in any appreciation of either underlying index from its initial index value.

Scenario 2

The securities have not been previously automatically redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level.

▪    The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 8.00% per annum, or at least $1,160.00.

▪    Investors will not participate in any appreciation of either underlying index from its initial index value.

Scenario 3

The securities have not been previously automatically redeemed and the final index value of either underlying index is less than its downside threshold level.

▪    The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the index performance factor of the worse performing underlying index.

▪    Investors will lose more than 30% and possibly all of their principal in this scenario.

January 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices and (2) the final index values of the underlying indices.

Diagram #1: First Determination Date

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

January 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on the first determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined on each determination date. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “EURO STOXX 50® Index Overview” and “S&P 500® Index Overview,” as applicable, in this document. The actual downside threshold level of each underlying index, the early redemption payment and the maturity redemption payment will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the SX5E Index: 100.00 With respect to the SPX Index: 100.00
Hypothetical downside threshold level:	With respect to the SX5E Index: 70.00, which is 70% of its hypothetical initial index value With respect to the SPX Index: 70.00, which is 70% of its hypothetical initial index value
Hypothetical early redemption payment:	$1,080.00
Hypothetical maturity redemption payment:	$1,160.00

In Example 1, the closing level of each underlying index is greater than or equal to its initial index value on the first determination date. Because the closing level of each underlying index is greater than or equal to its initial index value on the first determination date, the securities are automatically redeemed following the first determination date. In Examples 2 and 3, the closing level of at least one underlying index on the first determination date is less than its initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

January 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	SX5E Index Closing Level	SPX Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above initial index value)	110 (at or above initial index value)	$1,080.00
Final Determination Date	—	—	—

The securities are automatically redeemed following the first determination date as the closing level of each underlying index on the first determination date is at or above its initial index value. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,080.00 per security.

January 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Example 2 — the securities are not automatically redeemed prior to maturity

Date	SX5E Index Closing Level	SPX Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above initial index value)	85 (below initial index value)	—
Final Determination Date	150 (above downside threshold level)	180 (above downside threshold level)	$1,160.00

The securities are not automatically redeemed prior to maturity and the final index value of each underlying index is greater than its downside threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities and illustrates that, although the closing level of each underlying index has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlying indices. The total payment on the securities will be $1,160.00 per security.

January 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Example 3 — the securities are not automatically redeemed prior to maturity

Date	SX5E Index Closing Level	SPX Index Closing Level	Payment (per Security)
1st Determination Date	90 (below initial index value)	95 (below initial index value)	—
Final Determination Date	50 (below downside threshold level)	90 (above downside threshold level)	$500.00

The securities are not automatically redeemed prior to maturity. The final index value of one underlying index is less than its downside threshold level. As the final index value of at least one underlying index is less than its downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the index performance factor of the worse performing underlying index, calculated as follows:

stated principal amount × (final index value of the worse performing underlying index / initial index value of the worse performing underlying index) = $1,000 × (50 / 100) = $500.00

The total payment on the securities is $500.00 per security, representing a substantial loss on your initial investment.

Although the closing level of the worse performing underlying index may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final index value is less than its downside threshold level, the investor is fully exposed to the decline in the level of the worse performing underlying index.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

January 2026	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its downside threshold level, you will be exposed to the decline in the level of the worse performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worse performing underlying index. In this case, your payment at maturity will be less than 70% of the stated principal amount and could be zero.
▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment with respect to the first determination date or the maturity redemption payment with respect to the final determination date, as applicable, regardless of any appreciation of either of the underlying indices, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in either of the underlying indices.
▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive the early redemption payment or the maturity redemption payment, each underlying index must close at or above its initial index value on the first determination date or at or above its downside threshold level on the final determination date.  In addition, if the securities have not been automatically redeemed and either underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the level of the worse performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying index has appreciated.  Under this scenario, the value of any payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worse performing underlying index, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive the early redemption payment or the maturity redemption payment, or that you will suffer a significant loss on your investment, is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that an underlying index will close below its initial index value on the first determination date or below its downside threshold level on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of the underlying index other than the worse performing underlying index. Therefore, it is more likely that you will not receive the early redemption payment or the maturity redemption payment and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Investors will not participate in any appreciation of either underlying index. Investors will not participate in any appreciation of either underlying index from its initial index value, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date if the closing level of each underlying index on that determination date is greater than or equal to its initial index value or the maturity redemption payment that is paid with respect to the final determination date if the final index value of each underlying index is greater than or equal to its downside threshold level. It is possible that the closing level of either of the underlying indices could be below its initial index value on the first determination date so that you will receive no early redemption payment, or below its downside threshold level on the final determination date so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities, the early redemption payment and the maturity redemption payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document.

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities, the early redemption payment and the maturity redemption payment.

▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the downside threshold levels and the final index values and whether the closing level of either underlying index on the first determination date is below its initial index value and whether the final index value of either underlying index is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values, which are the levels at or above which the underlying indices must close on the first determination date in order for you to receive an early redemption payment, and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to receive the maturity redemption payment and to avoid being exposed to the negative performance of the worse performing underlying index at maturity. Additionally, these hedging or trading activities

January 2026	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether you will be entitled to an early redemption payment with respect to the first determination date and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in

January 2026	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing level of each underlying index;
o	the time to maturity of the securities;
o	whether the final index value of either of the underlying indices is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in each underlying index;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.
▪	Investing in the securities is not equivalent to investing in either underlying index. Investing in the securities is not equivalent to investing in either underlying index or its respective component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the securities. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies.

January 2026	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in either underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or either underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

January 2026	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

Information as of market close on January 15, 2026:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 1/15/2026):	6,041.14
Current Closing Level:	6,041.14	52 Week Low (on 4/9/2025):	4,622.14
52 Weeks Ago (on 1/15/2025):	5,032.31

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2021 through January 15, 2026. The closing level of the EURO STOXX 50® Index on January 15, 2026 was 6,041.14. The associated graph shows the closing levels of the EURO STOXX 50® Index for each day in the same period. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on either determination date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter	5,529.96	5,165.60	5,529.96
Fourth Quarter	5,796.22	5,515.09	5,791.41
2026

January 2026	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
First Quarter (through January 15, 2026)	6,041.14	5,850.38	6,041.14

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 4, 2021 to January 15, 2026

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 70% of the closing level on January 15, 2026. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

January 2026	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on January 15, 2026:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 1/12/2026):	6,977.27
Current Closing Level:	6,944.47	52 Week Low (on 4/8/2025):	4,982.77
52 Weeks Ago (on 1/15/2025):	5,949.91

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2021 through January 15, 2026. The closing level of the S&P 500® Index on January 15, 2026 was 6,944.47. The associated graph shows the closing levels of the S&P 500® Index for each day in the same period. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification.

The historical closing levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on either determination date. The payment of dividends on the stocks that constitute the S&P 500® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter	6,204.95	4,982.77	6,204.95
Third Quarter	6,693.75	6,198.01	6,688.46
Fourth Quarter	6,932.05	6,538.76	6,845.50
2026
First Quarter (through January 15, 2026)	6,977.27	6,858.47	6,944.47

January 2026	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels* January 4, 2021 to January 15, 2026

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 70% of the closing level on January 15, 2026. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. “S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial.  See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

January 2026	Page 20

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as

January 2026	Page 21

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “EURO STOXX 50® Index Overview” and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due January 27, 2028

Based on the Worse Performing of the EURO STOXX 50® Index and the S&P 500® Index
Principal at Risk Securities

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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